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                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE


CONTACT:
David Goronkin
CEO
Famous Dave's of America
952-294-1300



   FAMOUS DAVE'S OF AMERICA ANNOUNCES SENATE CONFIRMATION OF DAVID ANDERSON AS
              ASSISTANT SECRETARY OF THE INTERIOR, INDIAN AFFAIRS

     Famous Dave's also announces a new Chairman of the Board of Directors and a new Board member

MINNEAPOLIS, MN, DECEMBER 15, 2003 -- FAMOUS DAVE'S OF AMERICA, INC. (Nasdaq:
DAVE) CEO David Goronkin announced today that the Company's founder and Chairman, David Anderson, was confirmed by the Senate as Assistant Secretary of the U.S. Department of the Interior, Indian Affairs, on December 9, 2003. In preparation for assuming his new governmental role, Mr. Anderson has stepped down from his position as Chairman of the Board of Directors and his other capacities with Famous Dave's. The Company also announced today that Jeffrey Dahlberg has been named Chairman of the Board of Directors and that F. Lane Cardwell has joined the Board of Directors.

"It is a tremendous honor for David Anderson to be selected to serve our nation as Assistant Secretary -- Indian Affairs. `Famous Dave' will bring tremendous vision and leadership to his new role and no one is more deserving of this honor," said David Goronkin, CEO. "David Anderson is the ideal candidate for this prestigious position -- he will bring incredible passion and the highest ethics and standards to his new position. We fully support his new endeavor and wish him the greatest of success."

Goronkin added, "We also want to thank Dave for building a company culture in which each and every team member strives for their personal best and is dedicated to delivering a memorable experience to every guest. Although Dave is leaving the Company for the time being, his philosophies and passion for excellence are thoroughly ingrained in our culture and our team members are proud to be part of this heritage."

                                     -more-

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David Anderson commented, "This has been a watershed year for Famous Dave's and
I am extremely pleased with the Company's strategic accomplishments. At the beginning of the year, we set out to rebuild and strengthen our Board of Directors and executive team. We now have the strongest, most capable Board of Directors in our Company's history with the addition of Dean Riesen, Mary Jeffries and Lane Cardwell. Under the leadership of David Goronkin and Jeffrey Dahlberg, we have met key objectives this year, including our goals of strengthening our top leadership team, and sharpening our focus on franchise growth. Although I am leaving for Washington, D.C., it is personally satisfying to know that I am doing so with the right team in place to take Famous Dave's to new levels of success in the future."

The Company also announced that Jeffrey Dahlberg, formerly the Vice Chairman of the Company, has been named the Chairman of the Board of Directors. Mr. Dahlberg is the co-founder of Franchise Business Systems, Inc. and Grow Biz International. Mr. Dahlberg has served on the Board of Directors since 2001.

In addition to naming Mr. Dahlberg to the position of Chairman of the Board of Directors, F. Lane Cardwell, Jr. has joined the Board of Directors. Mr. Cardwell has over 25 years experience in the restaurant industry and also serves on the Board of Directors of P.F. Chang's China Bistro and the Vizor Group. He also serves on the advisory board of MIRUS. Mr. Cardwell has also held executive positions with Brinker International, Eatzi's, and S & A Restaurant Corporation. "Lane's vast experience of innovative success in the restaurant industry will be extremely valuable to the Famous Dave's Board," said David Goronkin. "His focus on the strategic side of the business makes him a great addition."


ABOUT FAMOUS DAVE'S



CONTACT FOR INFORMATION:  DAVID GORONKIN TEL: 952-294-1300


Famous Dave's of America, Inc. (Nasdaq: DAVE -- News) owns, operates and franchises barbeque restaurants. The Company currently owns 39 locations and franchises an additional 54 units in 24 states. The Company also has signed Area Development Agreements for an additional 139 franchise restaurants. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items, sandwiches and unique desserts. Certain matters discussed within this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Famous Dave's of America, Inc. believes the expectation reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave's expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals, and other risks detailed from time to time in the Company's SEC reports.

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